NEWS RELEASE
March 6, 2018        Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                                                     (301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended December 31, 2017.  Net revenue was approximately $109.0 million, a decrease of 4.0% from the same period in 2016. Broadcast and digital operating income1 was approximately $44.3 million, an increase of 2.8% from the same period in 2016. The Company reported operating income of approximately $20.6 million for the three months ended December 31, 2017, compared to $17.1 million for the same period in 2016. Net income was approximately $121.3 million or $2.63 per share (basic) compared to net loss of approximately $3.4 million or $0.07 per share (basic) for the same period in 2016. Adjusted EBITDA2 was approximately $38.7 million for the three months ended December 31, 2017, compared to $30.9 million for the same period in 2016, an increase of 25.6%.

Alfred C. Liggins, III, Urban One's CEO and President stated, "Overall, we produced a strong quarter from an Adjusted EBITDA standpoint, and as a result we were able to show full year Adjusted EBITDA growth, despite the challenging market conditions. Our core radio revenues were up slightly for the quarter, excluding the impact of political revenues. Our TV advertising revenues suffered from weak ratings delivery, which was somewhat offset by growth in affiliate revenues. Our digital business benefitted from the integration of our acquisition of the Bossip, Madame Noire and Hip Hop Wired brands, and was up significantly in both revenue and Adjusted EBITDA compared to prior year. We were able to control costs, most notably at TV One and Corporate. During the quarter, we repurchased a further $20 million of our 9.25% notes at a discount, and we remain strongly committed to reducing net leverage."

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PAGE 2 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$109,036	$113,556	$440,041	$456,219
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	30,619	37,211	130,417	134,000
Selling, general and administrative, excluding stock-based compensation	34,096	33,252	147,923	147,599
Corporate selling, general and administrative, excluding stock-based compensation	12,525	15,107	41,171	47,532
Stock-based compensation	2,701	1,091	4,647	3,410
Depreciation and amortization	8,468	8,524	34,016	34,247
Impairment of long-lived assets	-	1,287	29,148	1,287
Total operating expenses	88,409	96,472	387,322	368,075
Operating income	20,627	17,084	52,719	88,144
INTEREST INCOME	40	40	200	214
INTEREST EXPENSE	19,273	20,148	79,420	81,636
GAIN ON SALE-LEASEBACK	-	-	(14,411)	-
(GAIN) LOSS ON RETIREMENT OF DEBT	(1,174)	-	5,219	(2,646)
OTHER INCOME, net	(1,863)	(852)	(6,608)	(928)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	4,431	(2,172)	(10,701)	10,296
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(117,196)	1,315	(123,163)	9,580
CONSOLIDATED NET INCOME (LOSS)	121,627	(3,487)	112,462	716
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	343	(120)	575	1,139
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$121,284	$(3,367)	$111,887	$(423)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$121,284	$(3,367)	$111,887	$(423)

Weighted average shares outstanding - basic[3]	46,198,362	47,463,258	47,169,682	47,924,609
Weighted average shares outstanding - diluted[4]	48,527,664	47,463,258	49,632,884	47,924,609

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PAGE 3 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income (loss) attributable to common stockholders (basic)	$2.63	$(0.07)	$2.37	$(0.01)

Consolidated net income (loss) attributable to common stockholders (diluted)	$2.50	$(0.07)	$2.25	$(0.01)

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$44,321	$43,093	$161,701	$174,620
Broadcast and digital operating income margin (% of net revenue)	40.6%	37.9%	36.7%	38.3%

Broadcast and digital operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$121,284	$(3,367)	$111,887	$(423)
Add back non-broadcast and digital operating income items included in consolidated net income (loss):
Interest income	(40)	(40)	(200)	(214)
Interest expense	19,273	20,148	79,420	81,636
(Benefit from) provision for income taxes	(117,196)	1,315	(123,163)	9,580
Corporate selling, general and administrative expenses	12,525	15,107	41,171	47,532
Stock-based compensation	2,701	1,091	4,647	3,410
Gain on sale-leaseback	-	-	(14,411)	-
(Gain) loss on retirement of debt	(1,174)	-	5,219	(2,646)
Other income, net	(1,863)	(852)	(6,608)	(928)
Depreciation and amortization	8,468	8,524	34,016	34,247
Noncontrolling interest in income (loss) of subsidiaries	343	(120)	575	1,139
Impairment of long-lived assets	-	1,287	29,148	1,287
Broadcast and digital operating income	$44,321	$43,093	$161,701	$174,620

Adjusted EBITDA[2]	$38,744	$30,857	$137,098	$136,405

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders:	$121,284	$(3,367)	$111,887	$(423)
Interest income	(40)	(40)	(200)	(214)
Interest expense	19,273	20,148	79,420	81,636
(Benefit from) provision for income taxes	(117,196)	1,315	(123,163)	9,580
Depreciation and amortization	8,468	8,524	34,016	34,247
EBITDA	$31,789	$26,580	$101,960	$124,826
Stock-based compensation	2,701	1,091	4,647	3,410
Gain on sale-leaseback	-	-	(14,411)	-
(Gain) loss on retirement of debt	(1,174)	-	5,219	(2,646)
Other income, net	(1,863)	(852)	(6,608)	(928)
Noncontrolling interest in income (loss) of subsidiaries	343	(120)	575	1,139
Employment Agreement Award, incentive plan award expenses and other compensation*	4,984	2,240	8,858	8,042
Severance-related costs	373	212	1,629	856
Cost method investment income	1,591	419	6,081	419
Impairment of long-lived assets	-	1,287	29,148	1,287
Adjusted EBITDA	$38,744	$30,857	$137,098	$136,405

* Certain reclassifications have been made to prior year balances to conform to the current year presentation.
These reclassifications had no effect on previously reported consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts.

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PAGE 4 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	December 31, 2017	December 31, 2016
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$37,811	$46,781
Intangible assets, net	971,484	1,018,333
Total assets	1,316,755	1,358,786
Total debt (including current portion, net of original issue discount and issuance costs)	970,666	1,006,236
Total liabilities	1,263,320	1,417,502
Total stockholders' equity (deficit)	42,655	(71,126)
Redeemable noncontrolling interest	10,780	12,410

	December 31, 2017	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2017 Credit Facility, net of original issue discount and issuance costs of approximately $8.1 million (subject to variable rates) (a)	$339,289	5.70%
9.25% senior subordinated notes due February 2020, net of original issue discount and issuance costs of approximately $1.3 million (fixed rate)	273,672	9.25%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $4.2 million (fixed rate)	345,833	7.375%
Comcast Note due April 2019 (fixed rate)	11,872	10.47%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One's reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the "SEC"). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended December 31,
	2017	2016	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$51,330	$51,025	$305	0.6%
Political Advertising	835	5,719	(4,884)	-85.4%
Digital Advertising	10,382	7,290	3,092	42.4%
Cable Television Advertising	18,502	22,687	(4,185)	-18.4%
Cable Television Affiliate Fees	26,289	25,326	963	3.8%
Event Revenues & Other	1,698	1,509	189	12.5%

Net Revenue (as reported)	$109,036	$113,556	$(4,520)	-4.0%

Net revenue decreased to approximately $109.0 million for the quarter ended December 31, 2017, from approximately $113.6 million for the same period in 2016, a decrease of 4.0%. Net revenues from our radio broadcasting segment decreased 7.5% compared to the same period in 2016. We experienced net revenue growth most significantly in our Houston and Richmond markets with revenue declines most significantly in our Charlotte, Cincinnati, Columbus, Detroit, Indianapolis, Raleigh and St. Louis. We recognized approximately $45.2 million of revenue from our cable television segment during the quarter ended December 31, 2017, compared to approximately $48.0 million for the same period in 2016, with the decrease primarily from lower advertising sales.  Net revenue from our Reach Media segment decreased approximately $1.4 million for the quarter ended December 31, 2017, compared to the same period in 2016 due primarily to weaker demand. Finally, net revenues for our digital segment increased approximately $3.1 million for the quarter ended December 31, 2017, compared to the same period in 2016, primarily from performance from our new digital acquisition.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $77.2 million for the quarter ended December 31, 2017, down 9.7% from the approximately $85.6 million incurred for the comparable quarter in 2016. The operating expense decrease was primarily driven by a combined decrease of approximately $2.6 million of corporate selling, general and administrative expenses across all of our segments, as well as a decrease of programming and technical expenses at our cable television segment.  Our cable broadcasting segment generated a decrease in programming and technical expenses of approximately $8.3 million for the quarter ended December 31, 2017, compared to the same period in 2016, due primarily to lower program content expense driven by reduced amortization for original programing.

Depreciation and amortization expense decreased 0.7% for the quarter ended December 31, 2017, primarily due to completion of useful lives of assets.

Interest expense decreased to approximately $19.3 million for the quarter ended December 31, 2017, compared to approximately $20.1 million for the same period in 2016. The Company made cash interest payments of approximately $18.9 million on its outstanding debt for the quarter ended December 31, 2017, compared to cash interest payments of approximately $18.0 million on all outstanding instruments for the quarter ended December 31, 2016. On April 18, 2017, the Company closed on a new senior secured credit facility (the "2017 Credit Facility"). The proceeds from the 2017 Credit Facility were used to prepay in full the Company's previously existing senior secured credit facility and the agreement governing such credit facility was terminated on April 18, 2017.

The gain on retirement of debt of approximately $1.2 million for the quarter ended December 31, 2017, was due to the redemption of approximately $20 million of our 2020 Notes at a discount.

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PAGE 6 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

The impairment of long-lived assets for the quarter ended December 31, 2016, was related to a non-cash impairment charge of approximately $1.3 million associated with of our Columbus market radio broadcasting licenses.

For the quarter ended December 31, 2017, we recorded a benefit from income taxes of approximately $117.2 million primarily attributable to the reduction of the deferred tax liability due to the federal tax rate change from 35% to 21%, and other tax impacts due to the 2017 Tax Cut and Jobs Act. The provision for income taxes for the quarter ended December 31, 2016 of approximately $1.3 million was primarily attributable to the deferred tax liability for indefinite-lived intangible assets, based on a discrete tax provision. The Company received a net tax refund of $89,000 and $21,000 for the quarters ended December 31, 2017 and 2016, respectively.

On December 22, 2017, U.S. Federal tax reform was enacted with the signing of the Tax Cuts and Jobs Act, or the TCJA. Notable provisions of the TCJA include significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits.

The SEC issued a Staff Accounting Bulletin No. 118 ("SAB 118"), which allows a provisional estimate when a registrant does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting for certain income tax effects of the Act. SAB 118 allows for adjustments to provisional amounts during a measurement period of up to one year. In accordance with SAB 118, the Company has made reasonable estimates related to the remeasurement of deferred tax balances and other deferred tax adjustments based on provisions of the Act.

The Company is continuing to evaluate how the provisions of the Act will be accounted for under ASC 740, "Income Taxes". The analysis is provisional and is subject to change due to the additional time required to accurately calculate and review the complex tax law. The Company will assess any regulatory guidance that may be issued which could have an impact on the provisional estimates. The Company will continue to gather information and perform additional analysis on these estimates, including, but not limited to, remeasurement of deferred taxes and other deferred tax adjustments until the filing of its associated federal and state income tax returns. Any measurement period adjustments will be reported as a component of provision for incomes taxes in the reporting period the amounts are determined.

Other income, net increased to approximately $1.9 million for the quarter ended December 31, 2017, compared to $852,000 for the same period in 2016. The primary driver of the increase in other income was from our investment in MGM.

Other pertinent financial information includes capital expenditures of approximately $2.9 million and $1.1 million for the quarters ended December 31, 2017 and 2016, respectively.

During the quarter ended December 31, 2017, the Company did not repurchase any Class A common stock and repurchased 312,409 shares of Class D common stock in the amount of $597,000.  There were no stock repurchases made during the quarter ended December 31, 2016. During the year ended December 31, 2017, the Company did not repurchase any Class A common stock and repurchased 2,039,065 shares of Class D common stock in the amount of approximately $4.0 million.  During the year ended December 31, 2016, the Company repurchased 1,255,592 shares of Class D common stock in the aggregate amount of approximately $3.0 million. The Company, in connection with its 2009 stock plan, is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the year ended December 31, 2017, the Company repurchased 369,133 shares of Class D Common Stock, to satisfy employee tax obligations, in the amount of approximately $1.0 million. During the year ended December 31, 2016, the Company repurchased 330,111 shares of Class D common stock, to satisfy employee tax obligations, in the amount of $568,000. During the quarter ended December 31, 2017, the Company repurchased 8,961 shares of Class D common stock, to satisfy employee tax obligations, in the amount of $19,000 and during the quarter ended December 31, 2016, the Company did not repurchase any shares to satisfy tax obligations.

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PAGE 7 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

As previously announced, effective January 1, 2017, the Company changed its reportable segment disclosures. Along with the results of Interactive One, all digital components from our reportable segments are now a part of a newly formed reportable segment called "Digital". This new reportable segment better reflects the manner in which we manage our business and better reflects our operational structure. Segment data for the three months and year ended December 31, 2016 has been reclassified to conform to the current period presentation. These reclassifications occurred among all segments. The Company previously presented the reclassified fourth quarter 2016 results and results for the year ended December 31, 2016 in the press release dated August 2, 2017.

Supplemental Financial Information:
For comparative purposes, the following more detailed, unaudited statements of operations for the three months and year ended December 31, 2017 and 2016 are included. These detailed, unaudited and adjusted statements of operations include certain reclassifications.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$109,036	$43,634	$9,847	$10,401	$45,182	$(28)
OPERATING EXPENSES:
Programming and technical	30,619	9,516	5,530	3,177	12,417	(21)
Selling, general and administrative	34,096	18,571	1,322	6,037	8,192	(26)
Corporate selling, general and administrative	12,525	-	569	-	1,854	10,102
Stock-based compensation	2,701	345	38	-	5	2,313
Depreciation and amortization	8,468	942	56	537	6,567	366
Total operating expenses	88,409	29,374	7,515	9,751	29,035	12,734
Operating income (loss)	20,627	14,260	2,332	650	16,147	(12,762)
INTEREST INCOME	40	-	-	-	(5)	45
INTEREST EXPENSE	19,273	356	-	-	1,918	16,999
GAIN ON RETIREMENT OF DEBT	(1,174)	-	-	-	-	(1,174)
OTHER INCOME, net	(1,863)	(219)	-	-	-	(1,644)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	4,431	14,123	2,332	650	14,224	(26,898)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(117,196)	9,129	917	(35)	5,271	(132,478)
CONSOLIDATED NET INCOME	121,627	4,994	1,415	685	8,953	105,580
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	343	-	-	-	-	343
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$121,284	$4,994	$1,415	$685	$8,953	$105,237

Adjusted EBITDA[2]	$38,744	$15,669	$2,439	$1,134	$23,351	$(3,849)

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PAGE 9 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Three Months Ended December 31, 2016
	(in thousands, unaudited, as reclassified5)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$113,556	$47,173	$11,255	$7,268	$47,969	$(109)
OPERATING EXPENSES:
Programming and technical	37,211	8,925	5,249	2,363	20,674	-
Selling, general and administrative	33,252	18,947	2,117	5,121	7,177	(110)
Corporate selling, general and administrative	15,107	-	1,162	19	2,445	11,481
Stock-based compensation	1,091	116	17	(4)	-	962
Depreciation and amortization	8,524	1,093	62	395	6,560	414
Impairment of long-lived assets	1,287	1,287	-	-	-	-
Total operating expenses	96,472	30,368	8,607	7,894	36,856	12,747
Operating income (loss)	17,084	16,805	2,648	(626)	11,113	(12,856)
INTEREST INCOME	40	-	-	-	-	40
INTEREST EXPENSE	20,148	330	-	-	1,919	17,899
OTHER INCOME, net	(852)	(379)	-	-	-	(473)
(Loss) income before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	(2,172)	16,854	2,648	(626)	9,194	(30,242)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,315	(2,264)	3,206	27	16,300	(15,954)
CONSOLIDATED NET (LOSS) INCOME	(3,487)	19,118	(558)	(653)	(7,106)	(14,288)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(120)	-	-	-	-	(120)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,367)	$19,118	$(558)	$(653)	$(7,106)	$(14,168)

Adjusted EBITDA[2]	$30,857	$19,485	$2,727	$(216)	$17,901	$(9,040)

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PAGE 10 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$440,041	$176,716	$45,529	$30,754	$187,480	$(438)
OPERATING EXPENSES:
Programming and technical	130,417	35,574	21,797	12,686	60,430	(70)
Selling, general and administrative	147,923	75,645	16,228	19,564	36,813	(327)
Corporate selling, general and administrative	41,171	-	3,183	4	7,350	30,634
Stock-based compensation	4,647	594	43	-	209	3,801
Depreciation and amortization	34,016	3,761	214	2,153	26,263	1,625
Impairment of long-lived assets	29,148	29,148	-	-	-	-
Total operating expenses	387,322	144,722	41,465	34,407	131,065	35,663
Operating income (loss)	52,719	31,994	4,064	(3,653)	56,415	(36,101)
INTEREST INCOME	200	-	-	-	(5)	205
INTEREST EXPENSE	79,420	1,438	-	-	7,675	70,307
GAIN ON SALE-LEASEBACK	(14,411)	(14,411)	-	-	-	-
LOSS ON RETIREMENT OF DEBT	5,219	-	-	-	-	5,219
OTHER INCOME, net	(6,608)	(605)	-	-	-	(6,003)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(10,701)	45,572	4,064	(3,653)	48,735	(105,419)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(123,163)	21,420	1,567	45	18,373	(164,568)
CONSOLIDATED NET INCOME (LOSS)	112,462	24,152	2,497	(3,698)	30,362	59,149
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	575	-	-	-	-	575
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$111,887	$24,152	$2,497	$(3,698)	$30,362	$58,574

Adjusted EBITDA[2]	$137,098	$66,208	$4,549	$(1,507)	$83,862	$(16,014)

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PAGE 11 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

	Year Ended December 31, 2016
	(in thousands, unaudited, as reclassified5)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$456,219	$186,144	$52,310	$26,231	$191,806	$(272)
OPERATING EXPENSES:
Programming and technical	134,000	34,096	21,486	9,121	69,297	-
Selling, general and administrative	147,599	75,711	18,127	17,459	36,575	(273)
Corporate selling, general and administrative	47,532	-	3,653	(6)	10,040	33,845
Stock-based compensation	3,410	304	48	2	-	3,056
Depreciation and amortization	34,247	4,349	210	1,694	26,224	1,770
Impairment of long-lived assets	1,287	1,287	-	-	-	-
Total operating expenses	368,075	115,747	43,524	28,270	142,136	38,398
Operating income (loss)	88,144	70,397	8,786	(2,039)	49,670	(38,670)
INTEREST INCOME	214	-	-	-	-	214
INTEREST EXPENSE	81,636	1,331	-	-	7,675	72,630
GAIN ON RETIREMENT OF DEBT	(2,646)	-	-	-	-	(2,646)
OTHER INCOME, net	(928)	(401)	-	-	-	(527)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	10,296	69,467	8,786	(2,039)	41,995	(107,913)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	9,580	(2,264)	3,315	59	16,368	(7,898)
CONSOLIDATED NET INCOME (LOSS)	716	71,731	5,471	(2,098)	25,627	(100,015)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,139	-	-	-	-	1,139
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(423)	$71,731	$5,471	$(2,098)	$25,627	$(101,154)

Adjusted EBITDA[2]	$136,405	$77,061	$9,106	$(316)	$76,122	$(25,568)

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PAGE 12 -- URBAN ONE, INC. REPORTS FOURTH QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the fiscal year 2017. The conference call is scheduled for Tuesday, March 06, 2018 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free 1-800-230-1059; international callers may dial direct (+1) 612-288-0329.

A replay of the conference call will be available from 12:00 p.m. EST March 06, 2018 until 11:59 p.m. EST March 09, 2018. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 444141.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), formerly known as Radio One, Inc., together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As one of the nation's largest radio broadcasting companies, Urban One currently owns and/or operates 56 broadcast stations in 15 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, Russ Parr Morning Show, Rickey Smiley Morning Show, Get up Morning! with Erica Campbell, DL Hughley Show, Willie Moore Jr Show, Nightly Spirit with Darlene McCoy, Reverend Al Sharpton Show. In addition to its radio and television broadcast assets, Urban One owns Interactive One, LLC (ionedigital.com), the largest digital resource for urban enthusiasts and Blacks, reaching millions each month through its Cassius and BHM Digital platforms. Additionally, One Solution, the Company's branded content agency and studio combines the dynamics of Urban One's holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1 "Broadcast and digital operating income" consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to "station operating income" or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2 "Adjusted EBITDA" consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback , Employment Agreement and incentive plan award expenses and other compensation, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as "EBITDA." Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company's operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3 For the three months ended December 31, 2017 and 2016, Urban One had 46,198,362 and 47,463,258 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the year ended December 31, 2017 and 2016, Urban One had 47,169,682 and 47,924,609 shares of common stock outstanding on a weighted average basis (basic), respectively.

4 For the three months ended December 31, 2017 and 2016, Urban One had 48,527,664 and 47,463,258 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.  For the year ended December 31, 2017 and 2016, Urban One had 49,632,884 and 47,924,609 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.

5  Certain reclassifications have been made to prior year balances to conform to the current year presentation.  These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts.  Where applicable, these financial statements have been identified as "As Reclassified."